INSITE VISION INCORPORATED

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

The following constitutes the provisions of the InSite Vision Incorporated Amended and Restated Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”). This version of the Plan is effective October 15, 2007 and applies to Offering Periods under the Plan commencing on or after that date. For Offering Periods commencing prior to that date, refer to the version of the Plan as in effect for the applicable Offering Period.

1. PURPOSE

The purpose of this Plan is to assist Eligible Employees in acquiring a stock ownership interest in the Corporation, at a favorable price and upon favorable terms, pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. This Plan is also intended to encourage Eligible Employees to remain in the employ of the Corporation or a Participating Subsidiary and to provide them with an additional incentive to advance the best interests of the Corporation.

2. DEFINITIONS

Capitalized terms used herein which are not otherwise defined shall have the following meanings.

“Account” means the bookkeeping account maintained by the Corporation, or by a recordkeeper on behalf of the Corporation, for a Participant pursuant to Section 7(a).

“Board” means the Board of Directors of the Corporation.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the U.S. Securities and Exchange Commission.

“Committee” means the committee appointed by the Board to administer this Plan pursuant to Section 12.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation, and such other securities or property as may become the subject of Purchase Rights pursuant to an adjustment made under Section 17.

“Compensation” means an Eligible Employee’s regular basic earnings, any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k), 125 or 129 of the Code, and all overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: all contributions (other than to a plan qualifying under Section 401(k), 125 or 129 of the Code) made by the Corporation and its Subsidiaries for such individual’s benefit under any employee benefit or welfare plan now or hereafter established, moving or relocation allowances, car allowances, imputed income (including income attributable to cars or life insurance), taxable fringe benefits, and similar items.

“Contributions” means the bookkeeping amounts credited to the Account of a Participant pursuant to this Plan, equal to the amount of Compensation that the Participant has elected to contribute for the purchase of Common Stock under and in accordance with this Plan.

“Corporation” means InSite Vision Incorporated, a Delaware corporation, and its successors.

“Effective Date” means April 1, 1994, the original effective date of this Plan. This amendment and restatement of the Plan is effective as of the date first set forth above.

“Eligible Employee” means any employee of the Corporation, or of any Subsidiary which has been designated in writing by the Committee as a “Participating Subsidiary.” Notwithstanding the foregoing, “Eligible Employee” shall not include any employee:

(a)	who has not completed at least six (6) months of continuous employment with the Corporation or a Subsidiary;
(b)	whose customary employment is for not more than five months in a calendar year; or
(c)	whose customary employment is for twenty (20) hours or less per week.

“Enrollment Form” means the written agreement filed by an Eligible Employee with the Corporation pursuant to Section 6 to participate in this Plan.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” on any date means:

(a)	if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of a share of Common Stock on the Composite Tape, as published in The Wall Street Journal, or reported by such other source as the Committee deems reliable, of the principal national securities exchange on which such stock is so listed or admitted to trade, on such date, or, if there is no trading of the Common Stock on such date, then the closing price of a share of Common Stock as quoted on such Composite Tape and as published in The Wall Street Journal or reported by such other source as the Committee deems reliable on the next preceding date on which there was trading in the shares of Common Stock; or
(b)	in the absence of market or exchange data required to determine Fair Market Value pursuant to the foregoing, the value as established by the Committee as of the relevant time for purposes of this Plan.

“Grant Date,” with respect to an Offering Period, means the first day of that Offering Period.

“Individual Limit” has the meaning given to such term in Section 4(b).

“New Purchase Date” has the meaning given to such term in Section 18.

“Offering Period” means a period of time with respect to which Purchase Rights are granted under the Plan, the time and duration of which shall be established by the Committee in accordance with Section 5.

“Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation in which each corporation (other than the Corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

“Participant” means an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Enrollment Form to make Contributions pursuant to Section 6.

“Participating Subsidiary” shall have the meaning given to such term in Section 19(c).

“Plan” has the meaning set forth in the preamble.

“Purchase Date,” with respect to a Purchase Period, means the last day of that Purchase Period.

“Purchase Period” means one or more periods during an Offering Period, the duration of which shall be established by the Committee in accordance with Section 5 hereof, during which payroll deductions are accumulated for purposes of purchasing Common Stock under the Plan on each Purchase Date.

“Purchase Price” means the per share purchase price of a Purchase Right as determined in accordance with Section 8(b).

“Purchase Right” means the right to acquire shares of Common Stock granted to a Participant pursuant to Section 8.

“Share Limit” shall have the meaning set forth in Section 4(a).

“Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations (beginning with the Corporation) in which each corporation (other than the last corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

3. ELIGIBILITY

Any person employed as an Eligible Employee as of a Grant Date shall be eligible to participate in this Plan for the Offering Period beginning on that Grant Date, subject to the Eligible Employee satisfying the requirements of Section 6.

4. STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS

(a)	Aggregate Share Limit. Subject to the provisions of Section 17, the capital stock that may be delivered under this Plan will be shares of the Corporation’s authorized but unissued Common Stock and any of its shares of Common Stock held as treasury shares. Subject to adjustments pursuant to Section 17, the maximum number of shares of Common Stock that may be delivered pursuant to Purchase Rights granted under this Plan on or after October 15, 2007 (the “Share Limit”) is equal to 696,161 shares of Common Stock.

In addition, subject to adjustments pursuant to Section 17, the Share Limit shall automatically increase on January 1 of each calendar year during the term of this Plan, commencing with January 1, 2008, by an amount equal to the lesser of (i) one-half of one percent (0.5%) of the total number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding calendar year, (ii) 125,000 shares of Common Stock or (iii) such number of shares of Common Stock as may be established by the Board.

(b)	Individual Share Limit. The maximum number of shares of Common Stock that any one individual may acquire on any particular Purchase Date is 10,000, subject to adjustments pursuant to Section 17 (the “Individual Limit”). The Committee may amend the Individual Limit, effective no earlier than the first Offering Period commencing after the adoption of such amendment, without stockholder approval.
(c)	Shares Not Actually Delivered. Shares that are subject to or underlie Purchase Rights, which for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again, except to the extent prohibited by law, be available for subsequent Purchase Rights under this Plan.

5. OFFERING PERIODS; PURCHASE PERIODS

During the term of this Plan, the Corporation will grant Purchase Rights to purchase shares of Common Stock in each Offering Period to all Participants in that Offering Period. The Committee shall determine from time to time, subject to the requirements of Section 423 of the Code, when Offering Periods will commence during the term of this Plan and shall establish the number and duration of Purchase Period(s) that may occur during an Offering Period, and the Purchase Date(s) for such Offering Period, which determinations shall be effective no later than the first Offering Period that commences after they are made by the Committee; provided, however, that an Offering Period may not be less than three months in duration or may not exceed 27 months in duration. To the extent consistent with Section 423 of the Code, the Committee may provide for a new Offering Period to commence prior to the termination of one or more preceding Offering Periods. Offering Periods shall continue until this Plan is terminated in accordance with Section 18 or 19, or, if earlier, until no shares of Common Stock remain available for Purchase Rights pursuant to Section 4.

6. PARTICIPATION

(a)	Enrollment. An Eligible Employee may become a Participant in this Plan by completing an Enrollment Form on a form approved by and in a manner prescribed by the Committee (or its delegate). To become effective, an Enrollment Form must be signed by the Eligible Employee and be filed with the Corporation at the time specified by the Committee, but in all cases prior to the start of the

Offering Period with respect to which it is to become effective, and must set forth a whole percentage (or, if the Committee so provides, a stated amount) of the Eligible Employee’s Compensation to be credited to the Participant’s Account as Contributions each pay period.

(b)	Enrollment Limits. A Participant may participate in only one Offering Period at a time. A Participant who wishes to enroll in a new Offering Period must withdraw from the current Offering Period in which he or she is then participating pursuant to Section 7(d) and must also enroll in the new Offering Period pursuant to this Section 6 prior to the start of that Offering Period.
(c)	Early Termination of Offering Period. If, during an Offering Period that includes more than one Purchase Period, the Fair Market Value determined as of a Purchase Date within such Offering Period is lower than the Fair Market Value determined as of the Grant Date of such Offering Period, then the participation of all Participants in that Offering Period shall automatically terminate on that Purchase Date immediately following the exercise of outstanding Purchase Rights on that date, and such Participants shall automatically be enrolled in a new Offering Period commencing immediately following such Purchase Date. In such event, each of such Participants shall be deemed for purposes of this Plan (i) to have elected to participate in such new Offering Period, and (ii) to have authorized the same payroll deduction for such new Offering Period as was in effect for such Participant immediately prior to the Purchase Date.
(d)	Contribution Limits. Notwithstanding the foregoing, a Participant may not elect to contribute less than one percent (1%) nor more than ten percent (10%) (or such other limit as the Committee may establish prior to the start of the applicable Offering Period) of his or her Compensation during any one pay period as Plan Contributions. The Committee also may prescribe other limits, rules or procedures for Contributions.
(e)	Content and Duration of Enrollment Forms. Enrollment Forms shall contain the Eligible Employee’s authorization and consent to the Corporation’s withholding from his or her Compensation the amount of his or her Contributions. An Eligible Employee’s Enrollment Form, and his or her participation election and withholding consent thereon, shall remain valid for all Offering Periods until (1) the Eligible Employee’s participation terminates pursuant to the terms hereof, (2) the Eligible Employee files a new Enrollment Form that becomes effective, or (3) the Committee requires that a new Enrollment Form be executed and filed with the Corporation.

7. METHOD OF PAYMENT OF CONTRIBUTIONS

(a)	Participation Accounts. The Corporation shall maintain on its books, or cause to be maintained by a recordkeeper, an Account in the name of each Participant. The percentage of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant’s Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant’s Account as soon as administratively practicable after such date. A Participant may not make any additional payments to his or her Account. A Participant’s Account shall be reduced by any amounts used to pay the Purchase Price of shares acquired, or by any other amounts distributed pursuant to the terms hereof.
(b)	Payroll Deductions. Subject to such other rules as the Committee may adopt, payroll deductions with respect to an Offering Period shall occur on each payday that occurs during the Offering Period, unless sooner terminated by the Participant as provided in Section 7(d) or until his or her participation terminates pursuant to Section 11.
(c)	Changes in Contribution Elections. A Participant may discontinue, increase, or decrease the level of his or her Contributions (within the Plan limits) by completing and filing with the Corporation, on such terms as the Committee (or its delegate) may prescribe, a new Enrollment Form which indicates such election. Subject to any other timing requirements that the Committee may impose, an election pursuant to this Section 7(c) shall be effective with the first Offering Period that commences after the Corporation’s receipt of such election; provided, however, that a Participant may elect to decrease (but not increase) the level of his or her Contributions (within the Plan limits) twice during any Offering Period by completing and filing with the Corporation a new Enrollment Form, which shall be effective as soon as administratively practicable following the Corporation’s receipt of such election. Except as contemplated by the foregoing proviso or in Section 7(d), changes in Contribution levels may not take effect during an Offering Period. Other modifications or suspensions of Enrollment Forms are not permitted.

(d)	Withdrawal During an Offering Period. A Participant may withdraw from, and terminate his or her Contributions during, an Offering Period by completing and filing with the Corporation, in such form and on such terms as the Committee (or its delegate) may prescribe, a written withdrawal election form which shall be signed by the Participant. Such withdrawal shall be effective as soon as administratively practicable after its receipt by the Corporation; provided, however, that a withdrawal election must be received by the Committee not less than ten (10) days before a scheduled Purchase Date (or such earlier deadline that the Committee may reasonably require to process the withdrawal prior to the applicable Purchase Date) to be effective with respect to such Purchase Date. If a Participant elects to withdraw from the Plan pursuant to this Section 7(d), such Participant’s Account shall be paid to him or her in cash, and such Participant’s Purchase Rights and participation in the Plan shall automatically terminate as of the date of such withdrawal. Partial withdrawals of Accounts are not permitted.
(e)	Leaves of Absence. During leaves of absence approved by the Corporation or a Participating Subsidiary and meeting the requirements of Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in this Plan by cash payments to the Corporation on his or her normal paydays equal to the reduction in his Plan Contributions caused by his or her leave.

8. GRANT OF PURCHASE RIGHT

(a)	Grant Date; Number of Shares. On the Grant Date of each Offering Period, each Eligible Employee who is a Participant during that Offering Period shall be granted a Purchase Right to purchase a number of shares of Common Stock. The Purchase Right shall be exercised on each Purchase Date occurring within that Offering Period. The number of shares of Common Stock subject to the Purchase Right shall be determined by dividing the Participant’s Account balance as of the applicable Purchase Date by the Purchase Price, subject to the limits of Section 8(c).
(b)	Purchase Price. The Committee shall establish the method for determining the Purchase Price per share of the shares subject to a Purchase Right for an Offering Period prior to the start of that Offering Period in accordance with this Section 8(b). The Committee may provide prior to the start of an Offering Period that the Purchase Price for that Offering Period shall be determined by applying a discount amount (not to exceed 15%) to either (1) the Fair Market Value of a share of Common Stock on the Grant Date of that Offering Period, or (2) the Fair Market Value of a share of Common Stock on the applicable Purchase Date during that Offering Period, or (3) the lesser of the Fair Market Value of a share of Common Stock on the Grant Date of that Offering Period or the Fair Market Value of a share of Common Stock on the applicable Purchase Date during that Offering Period. Notwithstanding anything to the contrary in the preceding provisions of this Section 8(b), in no event shall the Purchase Price per share be less than the par value of a share of Common Stock.
(c)	Limits on Share Purchases. Notwithstanding anything else contained herein, the maximum number of shares subject to a Purchase Right for a Purchase Period shall be subject to the Individual Limit in effect on the Grant Date of the Offering Period in which such Purchase Period occurs (subject to adjustment pursuant to Section 17) and any person who is otherwise an Eligible Employee shall not be granted any Purchase Right (or any Purchase Right granted shall be subject to compliance with the following limitations) or other right to purchase shares under this Plan to the extent:
(1)	it would, if exercised, cause the person to own stock (within the meaning of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation, or of any Parent, or of any Subsidiary; or
(2)	such Purchase Right causes such individual to have rights to purchase stock under this Plan and any other plan of the Corporation, any Parent, or any Subsidiary which is qualified under

Section 423 of the Code which accrue at a rate which exceeds $25,000 of the fair market value of the stock of the Corporation, of any Parent, or of any Subsidiary (determined at the time the right to purchase such stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time.

For purposes of the foregoing, a right to purchase stock accrues when it first become exercisable during the calendar year. In determining whether the stock ownership of an Eligible Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the Eligible Employee may purchase under outstanding Purchase Rights shall be treated as stock owned by the Eligible Employee.

9. EXERCISE OF PURCHASE RIGHT

(a)	Purchase of Shares. Unless a Participant withdraws pursuant to Section 7(d) or the Participant’s Plan participation is terminated as provided in Section 11, his or her Purchase Right for the purchase of shares shall be exercised automatically on each Purchase Date during the Offering Period in which the Participant participates, without any further action on the Participant’s part, and the maximum number of whole shares of Common Stock subject to such Purchase Right (subject to the limits of Section 8(c)) shall be purchased at the Purchase Price with the balance of such Participant’s Account.
(b)	Account Balance Remaining After Purchase. If any amount which is not sufficient to purchase a whole share remains in a Participant’s Account after the exercise of his or her Purchase Right on the applicable Purchase Date (other than the last Purchase Date that occurs during an Offering Period): (1) such amount shall be credited to such Participant’s Account for the next Purchase Period, if he or she is then a Participant; or (2) if such Participant is not a Participant in the next Purchase Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such date. If any amount which is not sufficient to purchase a whole share remains in a Participant’s Account after the exercise of his or her Purchase Right on the last Purchase Date of an Offering Period, such amount shall be refunded to such Participant as soon as administratively practicable after such date. If the Share Limit of Section 4(a) is reached, any amount that remains in a Participant’s Account after the exercise of his or her Purchase Right on the applicable Purchase Date to purchase the number of shares that he or she is allocated shall be refunded to the Participant as soon as administratively practicable after such date. If any amount which exceeds the limits of Section 8(c) remains in a Participant’s Account after the exercise of his or her Purchase Right on the applicable Purchase Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.

10. DELIVERY OF SHARES

As soon as administratively practicable after each Purchase Date of each Offering Period, the Corporation shall, in its discretion, either deliver to each Participant a certificate representing the shares of Common Stock purchased upon exercise of his or her Purchase Right, provide for the crediting of such shares in book entry form in the name of the Participant, or provide for an alternative arrangement for the delivery of such shares to a broker or recordkeeping service for the benefit of the Participant. In the event the Corporation is required to obtain from any commission or agency authority to issue any such certificate or otherwise deliver such shares, the Corporation will seek to obtain such authority. If the Corporation is unable to obtain from any such commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance of any such certificate or other delivery of such shares, or if for any other reason the Corporation cannot issue or deliver shares of Common Stock and satisfy Section 21, the Corporation shall be relieved from liability to any Participant except that the Corporation shall return to each Participant to whom such shares cannot be issued or delivered the amount of the balance credited to his or her Account that would have otherwise been used for the purchase of such shares.

11. TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS

(a)	General. Except as provided in Section 11(b) below, if a Participant ceases to be an Eligible Employee for any reason (including, without limitation, due to the Participant’s death, disability,

quit, resignation or retirement, or due to a layoff or other termination of employment with or without cause), at any time prior to the last day of an Offering Period in which he or she participates, such Participant may elect, at any time prior to the last ten (10) days preceding the next Purchase Date to occur following the termination, on a form and in a manner prescribed by the Committee (or its delegate), that: (1) the Participant’s Account be refunded to such Participant (or, in the event of the Participant’s death, to the person or persons entitled thereto under Section 13) in cash as soon as administratively practicable after the time the Participant ceased to be an Eligible Employee, in which case such Participant’s Purchase Right and participation in the Plan shall automatically terminate as of such time, or (2) Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the Participant’s Purchase Right as of the first Purchase Date that occurs following the Participant’s cessation of Eligible Employee status in accordance with Section 9, at which time the Participant’s Purchase Right and participation in the Plan shall automatically terminate. If no such election is made by the Participant, the Participant’s Account shall be paid to him or her (or, in the event of the Participant’s death, to the person or persons entitled thereto under Section 13) in cash as soon as administratively practicable following the first Purchase Date that occurs following the Participant’s cessation of Eligible Employee status, and such Participant’s Purchase Right and participation in the Plan shall automatically terminate as of the time that the Participant ceased to be an Eligible Employee.

(b)	Leave. If, during an Offering Period, a Participant commences a sick leave, military leave, or other leave of absence approved by the Corporation or a Participating Subsidiary, and the leave meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and the Participant is on such leave as of the next applicable Purchase Date, such Participant’s Contributions shall cease (subject to Section 7(d)), and the Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the Participant’s Purchase Right as of the next applicable Purchase Date in accordance with Section 9 (unless the Participant makes a timely withdrawal election in accordance with Section 7(d), in which case such Participant’s Account shall be paid to him or her in cash in accordance with such section).
(c)	Re-Enrollment. A Participant’s termination from Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met. A Participant’s termination from Plan participation shall be deemed to be a revocation of that Participant’s Enrollment Form and such Participant must file a new Enrollment Form to resume Plan participation in any succeeding Offering Period.
(d)	Change in Subsidiary Status. For purposes of this Plan, if a Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of this Plan, unless the person continues as an employee of the Corporation or another Subsidiary.

12. ADMINISTRATION

(a)	The Committee. The Board shall appoint the Committee, which shall be composed of not less than two members of the Board. The Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board may also, at any time, assume the administration of all or a part of this Plan, in which case references (or relevant references in the event the Board assumes the administration of only certain aspects of this Plan) to the “Committee” shall be deemed to be references to the Board. Action of the Committee with respect to this Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan.

(b)	Powers and Duties of the Committee. Subject to the express provisions of this Plan, the Committee shall supervise and administer this Plan and shall have the full authority and discretion: (1) to construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, any Subsidiary, and Participants under this Plan; (2) to further define the terms used in this Plan; (3) to prescribe, amend and rescind rules and regulations relating to the administration of this Plan; and (4) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan or the effectuation of its purposes.
(c)	Sub-Plans. The Committee has discretion to adopt any rules regarding administration of this Plan to conform to local laws. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest and handling of stock certificates which vary according to local requirements. The Committee has the authority to suspend or limit participation in this Plan by employees of any particular Subsidiary for any reason, including administrative or economic reasons. The Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code.
(d)	Decisions of the Committee Are Binding. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.
(e)	Indemnification. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.
(f)	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Corporation or any Participating Subsidiary shall be liable for any such action or determination taken or made or omitted in good faith.
(g)	Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or a Subsidiary.

13. DESIGNATION OF BENEFICIARY

If the Committee permits beneficiary designations with respect to this Plan, then each Participant may file, on a form and in a manner prescribed by the Committee (or its delegate), a written designation of a beneficiary who is to receive any shares or cash from or with respect to such Participant’s Account under this Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not solely his or her spouse, spousal consent shall be required for such designation to be effective unless it is established (to the satisfaction of the Committee or its delegate) that there is no spouse or that the spouse cannot be located. The Committee may rely on the last designation of a beneficiary filed by a Participant in accordance with this Plan. Beneficiary designations may be changed by the Participant (and his or her spouse, if required) at any time on forms provided and in the manner prescribed by the Committee (or its delegate).

If a Participant dies with no validly designated beneficiary under this Plan who is living at the time of such Participant’s death (or in the event the Committee does not permit beneficiary designations under this Plan), the Corporation shall deliver all shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Corporation, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

If a Participant’s death occurs before the end of a Purchase Period or subsequent to the end of a Purchase Period but prior to the delivery to him or her or for his or her benefit of any shares deliverable under the terms of this Plan, and the Corporation has notice of the Participant’s death, then any shares purchased for that Purchase Period and any remaining balance of such Participant’s Account shall be paid to such beneficiary (or such other person entitled to such payment pursuant to this Section 13). If the Committee permits beneficiary designations with respect to this Plan, any such designation shall have no effect with respect to shares purchased and actually delivered (or credited, as the case may be) to or for the benefit of the Participant.

14. TRANSFERABILITY

Neither Contributions credited to a Participant’s Account nor any Purchase Rights or rights with respect to the exercise of Purchase Rights or right to receive shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or shares deliverable pursuant to this Plan shall be paid or delivered only to (or credited in the name of, as the case may be) the Participant or, in the event of the Participant’s death, the Participant’s beneficiary pursuant to Section 13.

15. USE OF FUNDS; INTEREST

All Contributions received or held by the Corporation under this Plan will be included in the general assets of the Corporation and may be used for any corporate purpose. Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Participant or credited to his or her Account under this Plan (in respect of Account balances, refunds of Account balances, or otherwise). Amounts payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Corporation and, except for any shares that may be reserved on the books of the Corporation for issuance with respect to this Plan, no special or separate reserve, fund or deposit shall be made to assure payment of amounts that may be due with respect to this Plan.

16. REPORTS

Statements shall be provided to Participants as soon as administratively practicable following each Purchase Date. Each Participant’s statement shall set forth, as of such Purchase Date, that Participant’s Account balance immediately prior to the exercise of his or her Purchase Right, the Purchase Price, the number of whole shares purchased and his or her remaining Account balance, if any.

17. ADJUSTMENTS OF AND CHANGES IN THE STOCK

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), or reverse stock split; any merger, combination, consolidation, or other reorganization; split-up, spin-off, or any similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Corporation as an entirety occurs; then the Committee shall equitably and proportionately adjust (1) the number and type of shares or the number and type of other securities that thereafter may be made the subject of Purchase Rights (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares (or other securities or property) subject to any or all outstanding Purchase Rights, (3) the Purchase Price of any or all outstanding Purchase Rights, and/or (4) the securities, cash or other property deliverable upon exercise of any outstanding Purchase Rights, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Purchase Rights.

Upon the occurrence of any event described in the preceding paragraph, or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Committee may make provision for a cash payment or for the substitution or exchange of any or all outstanding Purchase Rights for cash, securities or property to be delivered to the holders of any or all outstanding Purchase Rights based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding Purchase Rights as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the Purchase Price of the Purchase Right.

In any of such events, the Committee may take such action sufficiently prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.

18. POSSIBLE EARLY TERMINATION OF PLAN AND PURCHASE RIGHTS

Upon a dissolution or liquidation of the Corporation, or any other event described in Section 17 that the Corporation does not survive or does not survive as a publicly-traded company in respect of its Common Stock, as the case may be, and the Committee does not make provision for a cash payment or for the substitution or exchange of outstanding Purchase Rights in accordance with Section 17, then each Offering Period then in progress shall be shortened and a new Purchase Date shall be established by the Committee (the “New Purchase Date”), as of which date the Plan and any Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of the consummation of the transaction and the Committee shall notify each Participant in writing at least ten (10) days prior to the New Purchase Date that the Purchase Date for his or her outstanding Purchase Rights has been changed to the New Purchase Date and that his or her Purchase Rights will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period in accordance with Section 7(d). The Purchase Price on the New Purchase Date shall be determined as provided in Section 8(b), and, if applicable, the New Purchase Date shall be treated as the “Purchase Date” for purposes of determining such Purchase Price.

19. TERM OF PLAN; AMENDMENT OR TERMINATION

(a)	Effective Date; Termination. Subject to Section 19(b), this Plan shall become effective as of the Effective Date. No new Offering Periods shall commence on or after August 8, 2017 and this Plan shall terminate as of the Purchase Date on or immediately following such date unless sooner terminated pursuant to Section 18 or this Section 19. In the event that all of the shares of Common Stock made available under this Plan are subscribed prior to the expiration of this Plan, this Plan shall terminate at the end of that Offering Period (or Purchase Period, as applicable) and the shares available shall be allocated for purchase by Participants in that Offering Period (or Purchase Period, as applicable) on a pro-rata basis determined with respect to Participants’ Account balances.
(b)	Board Amendment Authority. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part and without notice. Stockholder approval for any amendment or modification shall not be required, except to the extent required by law or applicable stock exchange rules, or required under Section 423 of the Code in order to preserve the intended tax consequences of this Plan. No Purchase Rights may be granted during any suspension of this Plan or after the termination of this Plan, but the Committee will retain jurisdiction as to Purchase Rights then outstanding in accordance with the terms of this Plan. No amendment, modification, or termination pursuant to this Section 19(b) shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of such Participant or obligations of the Corporation under any Purchase Right granted under this Plan prior to the effective date of such change. Changes contemplated by Section 17 or Section 18 shall not be deemed to constitute changes or amendments requiring Participant consent.

(c)	Certain Additional Committee Authority. Notwithstanding the amendment provisions of Section 19(b) and without limiting the Board’s authority thereunder and without limiting the Committee’s authority pursuant to any other provision of this Plan, the Committee shall have the right (1) to designate from time to time the Subsidiaries whose employees may be eligible to participate in this Plan (including, without limitation, any Subsidiary that may first become such after the date stockholders first approved this Plan) (each a “Participating Subsidiary”), and (2) to change the service and other qualification requirements set forth under the definition of Eligible Employee in Section 2 (subject to the requirements of Section 423(b) of the Code and applicable rules and regulations thereunder). Any such change shall not take effect earlier than the first Offering Period that starts on or after the effective date of such change. Any such change shall not require stockholder approval.

20. NOTICES

All notices or other communications by a Participant to the Corporation contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.

21. CONDITIONS UPON ISSUANCE OF SHARES

This Plan, the granting of Purchase Rights under this Plan and the offer, issuance and delivery of shares of Common Stock are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation and as a condition precedent to the exercise of his or her Purchase Right, provide such assurances and representations to the Corporation as the Committee may deem necessary or desirable to assure compliance with all applicable legal requirements.

22. PLAN CONSTRUCTION

(a)	Section 16. It is the intent of the Corporation that transactions involving Purchase Rights under this Plan (other than “Discretionary Transactions” as that term is defined in Rule 16b-3(b)(1) promulgated by the Commission under Section 16 of the Exchange Act, to the extent there are any Discretionary Transactions under this Plan), in the case of Participants who are or may be subject to the prohibitions of Section 16 of the Exchange Act, satisfy the requirements for exemption under Rule 16b-3(c) promulgated by the Commission under Section 16 of the Exchange Act to the maximum extent possible. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant for Section 16 consequences of Purchase Rights or other events with respect to this Plan.
(b)	Section 423. This Plan and Purchase Rights are intended to qualify under Section 423 of the Code. Accordingly, all Participants are to have the same rights and privileges (within the meaning of Section 423(b)(5) of the Code) under this Plan, subject to differences in Compensation among Participants and subject to the Contribution and share limits of this Plan.
(c)	Interpretation. If any provision of this Plan or of any Purchase Right would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Corporation and is consistent with the purposes of this Plan as to such persons in the circumstances.

23. EMPLOYEES’ RIGHTS

(a)	No Employment Rights. Nothing in this Plan (or in any Enrollment Form or other document related to this Plan) will confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary, constitute any contract or agreement of employment or other service or effect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or any Subsidiary to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause. Nothing contained in this Section 23(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than an Enrollment Form.

(b)	No Rights to Assets of the Company. No Participant or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Corporation or any Subsidiary by reason of any Purchase Right hereunder. Neither the provisions of this Plan (or of any Enrollment Form or other document related to this Plan), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or any Subsidiary and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to this Plan, such right will be no greater than the right of any unsecured general creditor of the Corporation.
(c)	No Stockholder Rights. A Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

24. MISCELLANEOUS

(a)	Governing Law. This Plan, the Purchase Rights, Enrollment Forms and other documents related to this Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.
(b)	Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
(c)	Captions and Headings. Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.
(d)	No Effect on Other Plans or Corporate Authority. The adoption of this Plan shall not affect any other Corporation or Subsidiary compensation or incentive plans in effect. Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee (1) to establish any other forms of incentives or compensation for employees of the Corporation or any Subsidiary (with or without reference to the Common Stock), or (2) to grant or assume Purchase Rights (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority. Benefits received by a Participant under a Purchase Right granted pursuant to this Plan shall not be deemed a part of the Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Committee or the Board (or the Board of Directors of the Subsidiary that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.

25. TAX WITHHOLDING

Notwithstanding anything else contained in this Plan herein to the contrary, the Corporation may deduct from a Participant’s Account balance as of any Purchase Date, before the exercise of the Participant’s Purchase Right is given effect on such date, the amount of taxes (if any) which the Corporation reasonably determines it or any Subsidiary may be required to withhold with respect to such exercise. In such event, the maximum number of whole shares subject to such Purchase Right (subject to the other limits set forth in this Plan) shall be purchased at the Purchase Price with the balance of the Participant’s Account (after reduction for the tax withholding amount).

Should the Corporation for any reason be unable, or elect not to, satisfy its or any Subsidiary’s tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant’s exercise of a Purchase Right, or should the Corporation or any Subsidiary reasonably determine that it or an affiliated entity has a tax withholding obligation with respect to a disposition of shares acquired pursuant to the exercise of a Purchase Right prior to satisfaction of the holding period requirements of Section

423 of the Code, the Corporation or Subsidiary, as the case may be, shall have the right at its Purchase Right to (1) require the Participant to pay or provide for payment of the amount of any taxes which the Corporation or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event or (2) deduct from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Corporation or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event.

26. NOTICE OF SALE

Any person who has acquired shares under this Plan shall give prompt written notice to the Corporation of any sale or other transfer of the shares if such sale or transfer occurs (1) within the two-year period after the Grant Date of the Offering Period with respect to which such shares were acquired, or (2) within the twelve-month period after the applicable Purchase Date of the Offering Period with respect to which such shares were acquired.